EXHIBIT 99.1

Nanophase Reports Second Quarter 2018 Financial Results, Expects Another Record Year Driven by Solésence Growth

The company’s financial conference call is scheduled for July 26, 2018 at 11am EDT

ROMEOVILLE, Ill., July 25, 2018 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a leader in personal care ingredients and products for protecting skin from environmental aggressors such as UV light and pollution, today reported financial results for the second quarter ended June 30, 2018.

“Demand for minerals-based full-spectrum UV protection continues to increase as a part of a growing awareness of the limitations of chemical-based alternatives.  The state of Hawaii has recently joined Australia in banning some of the more common UV absorbers used in the cosmetics and sun care markets to avoid their negative effects on marine habitats.  We believe that this, along with increasing consumer preference for mineral sunscreen products, will continue to result in additional demand for our minerals-based ingredients.  Among our offerings, we expect our zinc oxide active ingredients and formulated products to be the biggest beneficiaries of this market shift.”

Jankowski continued, “Through the first major customer of our subsidiary Solésence, we had two successful launches of new finished products formulated by our team, as well as the successful launch of one intermediate ingredient, all three of which utilize our patented and proprietary Active Stress Defense Technology to protect people from the damaging effects of the Sun.  In the second quarter of 2018, this volume composed more than ten percent of our total revenue.  Further, we expect an additional product launch to come from a different customer later in the third quarter.”

Second Quarter 2018 Financial Highlights

  Revenue for the second quarter was $4.1 million in 2018 and $3.6 million in 2017.
  The net profit for the quarter was $88,000 in 2018, or $0.00 per share, compared to a net profit for the quarter of $22,000, or $0.00 per share, for 2017.

Six Months Ended June 30, 2018 Financial Highlights

  Revenue for the first six months of 2018 was $7.0 million, vs. the $7.1 million reported during the same period of 2017.
  The net loss for the first six months of 2018 was $0.8 million, or $0.02 per share, compared to net income of $0.1 million, or $0.00 per share, for the comparable period of 2017.
  The Company finished the quarter with approximately $1.3 million in cash and cash equivalents.

Jankowski continued, “We are excited about our new product launches and the growth we expect to generate both in 2018 and 2019 through Solésence.  While our six-month results were negatively impacted by what we believe to have been an anomalous first quarter, we are benefitting both from positive market shifts, as well as from our exciting new technology, coupled with our developing formulation strength and long, commercially successful history, as a supplier of active ingredients to these markets.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

Second Quarter 2018 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for July 26, 2018, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 4768618.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: the Company’s ability to be consistently profitable despite the losses it has incurred since its incorporation; a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; the terms of the Company’s supply agreements with BASF Corporation, which could trigger a requirement to transfer technology and/or sell equipment to that customer; the Company’s potential inability to obtain working capital when needed on acceptable terms or at all; the Company’s ability to obtain materials at costs it can pass through to its customers, including Rare Earth elements, specifically cerium oxide, as well as high purity zinc; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation or other legal proceedings in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue for its securities; and other factors described in the Company’s Form 10-K filed March 30, 2018. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	June 30,
	2018	December 31,
ASSETS	(Unaudited)	2017

Current assets:
Cash and cash equivalents	$1,341,361	$1,955,073
Trade accounts receivable, less allowance for doubtful accounts
of $5,000 on June 30, 2017 and December 31, 2016	1,428,171	1,114,607
Other receivable	33	95
Inventories, net	1,649,194	1,138,870
Prepaid expenses and other current assets	277,801	415,192
Total current assets	4,696,560	4,623,837

Equipment and leasehold improvements, net	1,639,845	1,624,359
Other assets, net	16,177	17,410
	$6,352,582	$6,265,606

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	500,000	300,000
Current portion of capital lease obligations	144,831	142,912
Accounts payable	1,601,419	1,037,784
Accrued expenses	677,310	542,810
Total current liabilities	2,923,560	2,023,506

Long-term portion of capital lease obligations	380,081	415,887
Long-term deferred rent	377,641	409,790
Asset retirement obligation	187,588	184,518
Total long-term liabilities	945,310	1,010,195

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding
Common stock, $.01 par value, 42,000,000 shares authorized; 33,847,793 and 33,847,793 shares issued and outstanding on June 30, 2018 and
December 31, 2017, respectively	338,478	338,478
Additional paid-in capital	98,650,524	98,562,750
Accumulated deficit	(96,505,290)	(95,669,323)
Total stockholders' equity	2,483,712	3,231,905
	$6,352,582	$6,265,606

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
Product revenue, net	$4,043,201	$3,534,799	$6,910,133	$7,001,264
Other revenue	73,359	47,190	104,193	66,328
Net revenue	4,116,560	3,581,989	7,014,326	7,067,592

Operating expense:
Cost of revenue	2,711,741	2,381,072	5,199,890	4,662,405
Gross profit	1,404,819	1,200,917	1,814,436	2,405,187

Research and development expense	538,476	476,055	1,096,729	859,754
Selling, general and administrative expense	769,521	696,669	1,533,773	1,460,506
Income/(Loss) from operations	96,822	28,193	(816,066)	84,927
Interest income	-	-	-	-
Interest expense	9,205	(6,088)	19,900	(16,425)
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	87,617	22,105	(835,966)	68,502
Provision for income taxes	-	-	-	-
Net income/(loss)	$87,617	$22,105	$(835,966)	$68,502

Net income/(loss) per share- basic and diluted	$-	$-	$(0.02)	$-

Weighted average number of basic and diluted
common shares outstanding	33,847,793	31,234,330	33,847,793	31,232,223

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
Product revenue, net	$4,043,201	$3,534,799	$6,910,133	$7,001,264
Other revenue	73,359	47,190	104,193	66,328
Net revenue	4,116,560	3,581,989	7,014,326	7,067,592

Operating expense:
Cost of revenue detail:
Depreciation	20,233	71,094	39,871	142,886
Non-Cash equity compensation	6,399	5,947	12,936	12,073
Other costs of revenue	2,685,109	2,304,031	5,147,083	4,507,446
Cost of revenue	2,711,741	2,381,072	5,199,890	4,662,405
Gross profit	1,404,819	1,200,917	1,814,436	2,405,187

Research and development expense detail:
Depreciation	9,656	11,509	16,602	57,587
Non-Cash equity compensation	11,816	12,601	23,390	18,211
Other research and development expense	517,004	451,945	1,056,737	783,956
Research and development expense	538,476	476,055	1,096,729	859,754

Selling, general and administrative expense detail:
Depreciation and amortization	2,900	4,044	8,373	8,639
Non-Cash equity compensation	20,430	27,590	38,882	57,274
Other selling, general and administrative expense	746,191	665,035	1,486,518	1,394,593
Selling, general and administrative expense	769,521	696,669	1,533,773	1,460,506
Income/(Loss) from operations	96,822	28,193	(816,066)	84,927
Interest income	-	-	-	-
Interest expense	9,205	(6,088)	19,900	(16,425)
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	87,617	22,105	(835,966)	68,502
Provision for income taxes	-	-	-	-
Net income/(loss)	$87,617	$22,105	$(835,966)	$68,502

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	9,204	6,087	19,900	16,425
Addback Depreciation/Amortization	34,943	86,647	64,846	181,294
Addback Non-Cash Equity Compensation	38,645	46,138	75,208	93,842

Adjusted EBITDA	$170,409	$160,977	$(676,012)	$360,063

COMPANY CONTACT
Investor Relations
630-771-6705